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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 1st day of April, 2000, by and between DUKE ENERGY FIELD SERVICES ASSETS, L.L.C. ("DEFS Assets"), with its principal executive offices in Denver, Colorado, and Michael
J. Panatier ("Executive").

         WHEREAS, Executive is now and for a number of years has been in the employ of GPM, a division of Phillips Petroleum Company ("Phillips"); and

         WHEREAS Duke Energy Corporation ("Duke Energy") and Phillips have announced their intention to create a joint venture combining certain assets into a company called Duke Energy Field Services, L.L.C. ("DEFS, L.L.C."); and

         WHEREAS DEFS Assets desires to continue the employment of Executive and to receive the benefit of the Executive's knowledge, experience, reputation and contacts; and

         WHEREAS, the parties desire that this Agreement set forth the terms and conditions of Executive's employment by DEFS Assets and that it represents the entire agreement of the parties with respect to that subject;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. Upon the satisfactory completion of the planned joint venture transaction between Duke Energy and Phillips, DEFS Assets hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.


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         2. Position and Duties.

                  (a) Position. At all times during the term of employment under this Agreement, Executive shall hold a position of responsibility and importance with the functions, duties and responsibility of Vice Chairman of the Board of DEFS, L.L.C. and will report directly to the position of Chairman, President and CEO. It is expressly understood that nothing in the immediately foregoing sentence shall preclude the Board of Directors of DEFS, L.L.C. ("Board") from making such organizational and reporting changes as well as promotions as the Board may in good faith deem desirable for the good of DEFS, L.L.C. The parties acknowledge that Executive's duties and responsibilities enumerated herein with respect to DEFS, L.L.C. will be transferred to a new entity to be formed and to be known as Duke Energy Field Services Corporation ("DEFS Corporation").

                  (b) Duties. Executive's duties shall include, in addition to those enumerated in the governing documents of DEFS, L.L.C., managing such functions or segments of DEFS, L.L.C.'s business as may be directed from time-to-time by the Chairman of the Board. Executive acknowledges and agrees that whatever his duties hereunder may be he owes DEFS, L.L.C. a duty of loyalty, fidelity and allegiance to act at all times in the best interests of DEFS, L.L.C. and to do no act that would injure DEFS, L.L.C.'s reputation.

                  (c) Performance. Throughout the period of employment Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of DEFS, L.L.C., except for reasonable vacation periods and except for periods of illness or incapacity. Executive may reasonably participate as a member in community, civic or similar organizations and may pursue personal investments that do not interfere with the normal business activities of DEFS, L.L.C., DEFS Corporation, or Duke Energy.

                  (d) Loyal and Conscientious Performance. Executive shall act at all times in compliance with the policies, rules and decisions adopted from time-to-time by DEFS, L.L.C. and perform all duties and obligations required of him by this Agreement in a loyal and conscientious manner.

                  (e) Location. Executive's office shall be located in Houston, Texas or such other location as the Board may designate and the Executive agree.



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                  (f) Authority. Executive shall be vested with all authority reasonably necessary to carry out his duties and responsibilities as set forth in this Section 2.

         3. Term of Employment. The term of employment pursuant to this Agreement shall commence on the effective date of the joint venture transaction between Duke Energy and Phillips and shall continue for a period of two (2) years thereafter unless this Agreement is otherwise amended pursuant to its terms.

         4. Base Compensation. Executive's monthly base salary is $32,000. This base compensation will be payable in installments as specified by the policies of DEFS Assets and subject to applicable state and federal income tax and social security tax withholding requirements. Executive's base salary shall be subject to increases recommended by the Compensation Committee of the Board of Directors of DEFS, L.L.C. ("Compensation Committee"), and approved by the Board which shall review the Executive's salary and total compensation periodically.

         5. Annual Cash Incentive Payment. Executive shall be eligible to participate in the annual bonus program for executive officers of DEFS Assets. The target under such bonus shall be 60% of base salary. Such bonus shall be determined under the provisions of the incentive plan established by the Compensation Committee of the Board of Directors.

         6. Long Term Incentive. Commencing with the public offering of DEFS Corporation shares, Executive shall receive stock grants annually with a value as determined by DEFS Corporation to be 220% of base salary, composed of stock options valued at 150% of base salary and restricted stock valued at 70% of base salary. The Compensation Committee will determine the specific provisions of the awards; provided, however, that any awards made during the initial term of this Agreement will vest on the second anniversary of the public offering. The terms of the awards will govern their administration; provided, however, that if Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in



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Section 3 of this Agreement or within a six-month period following termination of employment for any reason, Executive will repay any income realized or realizable from the long-term incentive awards granted under this Section 6.

           7. Retention Award. Executive will be awarded a restricted stock retention award (the "Retention Award") valued by DEFS Corporation at 250% of base salary on the date of the public offering. One-half of the Retention award will vest on the first anniversary of the effective date of this Agreement and one-half will vest on the second anniversary of the effective date of this Agreement. Vesting of the Retention Award will occur only if Executive is an active employee on the vesting date. If the Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in Section 3 of this Agreement or within a six-month period following termination of employment for any reason, Executive will repay any income realized or realizable from the Retention Award.

         8. Executive Benefits. Executive shall participate in all benefit plans available to similarly-situated executives of DEFS Assets. The availability and terms of such benefit plans are set by the Compensation Committee and subject to change from time-to-time. There is no assurance that the benefit plans will not be changed or eliminated.

         9. Confidentiality. Executive shall not, at any time, use (other than in the ordinary course of fulfilling his duties as an employee of DEFS Assets), divulge or otherwise disclose, either directly or indirectly, any confidential or proprietary information (including without limitation any customer or prospect list, supplier list, acquisition or merger targets, business plans or strategies, data, records, or financial information) concerning the business, policies or operations of DEFS, L.L.C., or its affiliates, which Executive may have learned on or prior to the date hereof or during the term of Executive's employment by DEFS L.L.C. (as employee, consultant, shareholder, officer, controlling person, agent or otherwise) and which information is not generally known to the public. Executive's obligations under this Section 9 shall survive any termination of his employment.


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           10. Covenant Not To Compete. In exchange for the consideration being paid under this Agreement and in order to protect the goodwill, business and privacy interests of DEFS, L.L.C., DEFS Corporation, and their affiliates, Executive shall not, for a period of six (6) months following the termination of Executive's employment for any reason, engage in the following activities in any locality:

                  (a) Executive shall not be employed by or render services to a third party or on a self-employed basis involving the same type of work and responsibilities he performed for DEFS, L.L.C., including but not limited to the management of enterprises engaged in the transportation of natural gas and the gathering, processing, transportation and marketing of natural gas liquids and condensate.

                  (b) Executive shall not compete in any form or fashion with DEFS, L.L.C. by utilizing or disclosing or causing to be utilized or disclosed DEFS, L.L.C.'s trade secrets or confidential and proprietary information.

                  (c) Executive shall not solicit, directly or indirectly, DEFS, L.L.C.'s customers, suppliers, or employees.

         Except as otherwise provided in Section 11 hereof, the provisions of this Section 10 shall survive the termination of this Agreement.

         11. Termination.

                  (a) Notwithstanding anything to the contrary contained herein, Executive may terminate his employment at any time by (i) resigning or
(ii) for cause. For the purposes of this subsection 11(a), "cause" is defined as the failure of DEFS Assets to fulfill its obligations under any of the provisions of this Agreement, including, but not limited to, compensation, benefits, awarding titles or changing reporting relationships.

                  (b) Executive's employment may be terminated by DEFS Assets at any time as follows:

                           (i) due to the death of Executive;

                           (ii) due to a disability which prevents Executive
from performing the essential functions of his full duties for a period of ninety (90) consecutive business days at anytime during the term of this Agreement;


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                           (iii) for cause, which shall mean (w) the willful
and continued failure by Executive to substantially perform his duties with DEFS, L.L.C. or its affiliates (other than any such failure resulting from his incapacity due to physical or mental illness) after demand for substantial performance is delivered to him by the Chairman which specifically identifies the manner in which DEFS, L.L.C. believes the Executive has not substantially performed his duties, (x) the willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the property or business of DEFS, L.L.C. or any of its affiliates, (y) the willful material violation of paragraphs 9 or 10, or (z) fraud, misappropriation or commission of felony. For purposes of this subsection, no act or failure to act on the Executive's part will be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of DEFS, L.L.C. or its affiliates or not opposed to the interests of DEFS, L.L.C. or its affiliates.

                           (iv) for any reason other than death, disability or
for cause.

                  (c) In the event of Executive's resignation or early termination pursuant to subsections 11(b)(i), (ii), or (iii) directly above, Executive shall be entitled only to his base salary earned through the date of termination. Executive's rights to any bonus shall be forfeited, but the termination shall not affect any rights of Executive that have been vested under any employee benefit plan or arrangement.

                  (d) In the event that DEFS Assets terminates Executive pursuant to subsection 11(b)(iv) above, or Executive voluntarily resigns pursuant to subsection 11(a) (ii) above, Executive shall be entitled to severance in accordance with the provisions of Section 12 of this Agreement.

                  (e) In the event DEFS Assets decides to terminate Executive, DEFS Assets will cooperate with Executive in determining when and how to announce such termination. Executive shall not receive any compensation for any period of time post-termination, except for the severance benefits provided in
Section 12 hereof.

         12. Severance Payment.

                  (a) In the event Executive terminates his employment pursuant to subsection 11(a)(i) hereof within 12 months of the effective date of this Agreement, he


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shall forfeit the Retention Award under Section 7 hereof and other long term incentives granted pursuant to the provisions of Section 6 hereof.

                  (b) In the event DEFS Assets terminates the employment of Executive within 12 months of the effective date of this Agreement pursuant to the provisions of subsection 11(b)(iii) hereof, Executive shall forfeit the Retention Award under Section 7 hereof and other long term incentives granted pursuant to the provisions of Section 6 hereof.

                  (c) In the event (i) DEFS Assets terminates the employment of Executive prior to the expiration of the term specified in Section 3 hereof pursuant to the provisions of subsection 11(b)(iv) hereof or (ii) Executive terminates his employment prior to the expiration of the term specified in
Section 3 hereof pursuant to the provisions of subsection 11(a)(ii) hereof, the Retention Award under Section 7 and other long term incentives granted Executive pursuant to the provisions of Section 6 hereof shall immediately vest and Executive shall be paid a pro-rata bonus earned during the year of termination of his employment.

                  (d) In the event (i) Executive terminates his employment pursuant to subsection 11(a)(i) hereof after the expiration of 12 or more months after the effective date of this Agreement but prior to the expiration of the term specified in Section 3 hereof, or (ii) DEFS Assets terminates the employment of Executive pursuant to the provisions of subsection 11(b)(iii) hereof, Executive shall forfeit any long term incentive awards issued pursuant to the provisions of Section 6 hereof and one-half of the Retention Award under
Section 7 hereof.


         13. Change In Control.

                  (a) In the event of a Change in Control of DEFS Corporation prior to the expiration of the term of this Agreement pursuant to Section 3 hereof, should Executive's employment be terminated (a) pursuant to subsection 11(b)(iv) hereof, or (b) by Executive pursuant to subsection 11(a)(ii) hereof, all long term incentive awards and any unvested restricted stock awards issued pursuant to the provisions of Section 6 and 7 hereof shall immediately vest. In addition, Executive shall be entitled to a lump sum severance payment equal to two hundred percent (200%) of his base annual salary in effect at the


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time of termination plus his target bonus. Finally, for a period of up to two years following such termination of employment, the Executive shall be eligible to participate in the group medical plan sponsored by DEFS Assets for its employees, or its equivalent on the same basis as active employees of DEFS Assets unless the Executive becomes eligible to participate in the group medical plan offered by a subsequent employer.

                  (b) For the purposes of this Section 13, a "change in control" is defined as:

                           (i) the consummation of a merger or consolidation of
DEFS Corporation with one or more corporations, business trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, pursuant to a written agreement of merger or consolidation in which DEFS Corporation is not the surviving entity or in which DEFS Corporation survives only as a subsidiary of another entity; or

                           (ii) any person other than Duke Energy or Phillips
is or becomes the beneficial owner, directly or indirectly, of securities of DEFS Corporation representing more than 50% of the combined voting power of DEFS Corporation's then outstanding voting securities; or

                           (iii) all or substantially all of the assets and
business of DEFS Corporation are sold, transferred or assigned to, or otherwise acquired by, any other person or persons other than Duke Energy or Phillips; or

                           (iv) the dissolution or liquidation of DEFS
Corporation; or

                           (v) adoption by the Board of Directors of DEFS
Corporation of a resolution to the effect that any person other than Duke Energy or Phillips has acquired effective control of the business and affairs of DEFS Corporation.

                  (c) The term "beneficial owner" shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended and in the regulations promulgated thereunder. The term "person" shall mean an individual, corporation, partnership, trust, unincorporated organization, association or other entity; provided that the term "person" shall not include
(i) Duke Energy, (ii) Phillips, (iii) any affiliate of Duke, or (iv) any affiliate of Phillips, or (v) any employee benefit plan maintained by Duke or any affiliate of Duke, or (vi) any employee benefit plan maintained by Phillips or any affiliate of

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Phillips. The term "affiliate" or "affiliated" as used in this Agreement shall mean when used with respect to a specified person or entity, any other person or entity directly or indirectly controlled by, controlling, or under direct or indirect common control with the specified person or entity. For the purpose of this Section 13, "control" or "controlled" when used with respect to any specified person or entity means the power to direct the management and policies of that person or entity whether through the ownership of voting securities, membership interest or by contract.

             (d) Notwithstanding the provisions of this Section 13, a "change in control" shall not include a change in the ownership interest of Duke Energy or Phillips, nor shall it include a change in the percentage of ownership interest of DEFS Corporation by either Duke Energy or Phillips.

         14. Notice. Any notice to be given hereunder by either party to the other party may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:




                  If to DEFS, L.L.C.:
                  J. W.  Mogg
                  Chairman of the Board
                  Duke Energy Field Services, Inc.
                  370 17th Street, Suite 900
                  Denver, CO 80202

                  If to Executive:
                  Mr. Michael J. Panatier
                  Vice Chairman
                  Duke Energy Field Services, Inc.
                  (address)
                  Houston, Texas (zip)



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         15. Waiver of Breach. The waiver by any party to a breach of any provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party.

         16. Severability. The invalidity or unenforceability of any particular provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         17. Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         18. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

         19. Dispute Resolution. In the event any dispute arises concerning the provisions of this Agreement or Executive's employment with DEFS, L.L.C., the parties agree that such dispute shall be resolved in accordance with the Employment Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

         20. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Agreement.



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         21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Agreement nor any rights hereunder shall be assignable by Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     DUKE ENERGY FIELD SERVICES, INC.


                                     By: /s/ J. W. Mogg
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                                             J. W. Mogg


                                         EXECUTIVE

                                     By: /s/ Michael J. Panatier
                                         ------------------------------
                                             Michael J. Panatier






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